Exhibit 10.1
EXECUTION COPY
AMENDMENT NO. 12
TO
RECEIVABLES PURCHASE AGREEMENT
THIS AMENDMENT NO. 12 TO RECEIVABLES PURCHASE AGREEMENT dated as of July 1, 2010 (this “Agreement”) is entered into among INSIGHT RECEIVABLES, LLC (the “Seller”), INSIGHT ENTERPRISES, INC. (“Insight” and the “Servicer”), the Purchasers and Managing Agents party hereto, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA (Main Office Chicago)), as agent for the Purchasers (in such capacity, the “Agent”). Capitalized terms used herein but not defined herein shall have the meanings provided in the Receivables Purchase Agreement defined below.
W I T N E S S E T H
WHEREAS, the parties hereto are parties to that certain Receivables Purchase Agreement dated as of December 31, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”);
WHEREAS, the parties hereto have agreed to amend the Receivables Purchase Agreement on the terms and conditions hereafter set forth;
NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Amendment. Subject to the fulfillment of the conditions precedent set forth in Section 2 below, the Receivables Purchase Agreement is hereby amended as follows:
1.1 Section 5.1 thereof is hereby amended to add the following new clause (z) at the end thereof:
(z) Payments in Ordinary Course. Each remittance of Collections by the Seller to the Agent, the Managing Agents or the Purchasers hereunder will have been made (i) in payment of a debt incurred in the ordinary course of business or financial affairs and (ii) in the ordinary course of business or financial affairs.
1.2 Section 9.1(g)(iii) thereof is amended to delete the reference therein to “6.50%” and to substitute “6.00%” therefor

1.3 Section 10.2 thereof is hereby amended and restated in its entirety as follows:
Section 10.2 Increased Cost and Reduced Return. (a) If any Regulatory Change (i) subjects any Purchaser or any Funding Source to any charge or withholding on or with respect to any Funding Agreement or this Agreement or a Purchaser’s or Funding Source’s obligations under a Funding Agreement or this Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Purchaser or any Funding Source of any amounts payable under any Funding Agreement or this Agreement (except for changes in the rate of tax on the overall net income of a Purchaser or Funding Source or taxes excluded by Section 10.1) or (ii) imposes, modifies or deems applicable any reserve, assessment, fee, tax, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or liabilities of a Funding Source or a Purchaser, or credit extended by a Funding Source or a Purchaser pursuant to a Funding Agreement or this Agreement or (iii) imposes any other condition the result of which is to increase the cost to a Funding Source or a Purchaser of performing its obligations under a Funding Agreement or this Agreement, or to reduce the rate of return on a Funding Source’s or Purchaser’s capital as a consequence of its obligations under a Funding Agreement or this Agreement, or to reduce the amount of any sum received or receivable by a Funding Source or a Purchaser under a Funding Agreement or this Agreement, or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by the applicable Managing Agent, Seller shall pay to such Managing Agent, for the benefit of the relevant Funding Source or Purchaser, such amounts charged to such Funding Source or Purchaser or such amounts to otherwise compensate such Funding Source or such Purchaser for such increased cost or such reduction. The term “Regulatory Change” shall mean (i) the adoption after the date hereof of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, or (iii) the compliance, whether commenced prior to or after the date hereof, by any Funding Source or Purchaser with the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, or any rules or regulations promulgated in connection therewith by any such agency.
(b) A certificate of the applicable Purchaser or Funding Source setting forth the amount or amounts necessary to compensate such Purchaser or Funding Source pursuant to paragraph (a) of this Section 10.2 shall be delivered to the Seller and shall be conclusive absent manifest error.

(c) If any Purchaser or any Funding Source has or anticipates having any claim for compensation from the Seller pursuant to clause (iii) of the definition of Regulatory Change appearing in paragraph (a) of this Section 10.2, and such Purchaser or Funding Source believes that having the facility publicly rated by one credit rating agency would reduce the amount of such compensation by an amount deemed by such Purchaser or Funding Source to be material, such Purchaser or Funding Source shall provide written notice to the Seller and the Servicer (a “Ratings Request”) that such Purchaser or Funding Source intends to request a public rating of the facility from one credit rating agency selected by such Purchaser or Funding Source and reasonably acceptable to the Seller, of at least “A”, or its equivalent (the “Required Rating”). The Seller and the Servicer agree that they shall cooperate with such Purchaser’s or Funding Source’s efforts to obtain the Required Rating, and shall provide the applicable credit rating agency (either directly or through distribution to the Agent, applicable Managing Agent, Purchaser or Funding Source), any information requested by such credit rating agency for purposes of providing and monitoring the Required Rating. The Managing Agents shall pay (i) the initial fees payable to the credit rating agency for providing the rating, (ii) reasonable attorneys’ fees of counsel for Managing Agents and the Seller, payable in connection with obtaining the rating, subject to a cap of $10,000 in the aggregate, and (iii) all ongoing fees payable to the credit rating agency for their continued monitoring of the rating, in each case allocated among the Managing Agents based on the Pro Rata Share of their Purchaser Groups. Nothing in this Section 10.2(c) shall preclude any Purchaser or Funding Source from demanding compensation from the Seller pursuant to Section 10.2(a) hereof at any time and without regard to whether the Required Rating shall have been obtained, or shall require any Purchaser or Funding Source to obtain any rating on the facility prior to demanding any such compensation from the Seller.
1.4 The definition of “Amortization Date” set forth in Exhibit I thereto is amended and restated in its entirety as follows:
“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 6.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(d)(ii), (iii) the Business Day specified in a written notice from the Agent following the occurrence of any other Amortization Event pursuant to Section 9.2 hereof, (iv) the Business Day specified in a written notice from the Agent following the failure to obtain the Required Rating within 90 days following delivery of a Ratings Request to the Seller and the Servicer, and (iv) the date which is 30 days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.
1.5 Exhibit I thereto is amended to add the new definition “Applicable Price Differential” thereto in alphabetical order”
“Applicable Price Differential” has the meaning set forth in the Fee Letter.
1.6 The definition of “Deducted Receivable” set forth in Exhibit I thereto is amended and restated in its entirety as follows:
“Deducted Receivables” means, collectively, the California Contingent Receivables, the Software Spectrum Government Receivables, and all Receivables the Obligor of which is Microsoft Corporation or any of its subsidiaries.
1.7 Clause (ii) of the definition of “Eligible Receivable” set forth in Exhibit I thereto is amended to delete the reference therein to “25%” and to substitute “35%” therefor.

1.8 Clause (v) of the definition of “Eligible Receivable” set forth in Exhibit I thereto is amended and restated in its entirety as follows:
(v) which by its terms is due and payable within 90 days of the original invoice date therefor and has not had its payment terms extended; provided, however, that (i) no more than 35% of the aggregate Outstanding Balance of all Eligible Receivables may be due and payable more than 30 days and within 60 days after the original invoice date thereof and (ii) no more than 10% of the aggregate Outstanding Balance of all Eligible Receivables may be due and payable more than 60 days and within 90 days after the original invoice date thereof;
1.9 The definition of “Facility Termination Date” set forth in Exhibit I thereto is amended and restated in its entirety as follows:
“Facility Termination Date” means the earliest of (i) April 1, 2013, (ii) the Liquidity Termination Date and (iii) the Amortization Date.
1.10 The definition of “Fee Letter” set forth in Exhibit I thereto is amended and restated in its entirety as follows:
“Fee Letter” means (i) that certain Fourth Amended and Restated Fee Letter, dated as of June 24, 2010, among Seller, the Agent and the Managing Agents and (ii) any other letter designated as a “Fee Letter” therein and entered into between Seller and any of the parties hereto from time to time, in each case as such letter may be amended, restated, supplemented or otherwise modified and in effect from time to time.
1.11 The definition of “LIBO Rate” set forth in Exhibit I thereto is amended to delete the reference therein to “4.25%” and to substitute “3.45% plus the Applicable Price Differential” therefor.
1.12 The definition of “Liquidity Termination Date” set forth in Exhibit I thereto is amended and restated in its entirety as follows.
“Liquidity Termination Date” means April 1, 2013 or such later date to which the Liquidity Termination Date may be extended in accordance with Section 12.3.
1.13 Exhibit I thereto is amended to add the following new definitions thereto in alphabetical order:
“Ratings Request” has the meaning set forth in Section 10.2(c).
“Required Rating” has the meaning set forth in Section 10.2(c).
SECTION 2. Conditions Precedent. This Agreement shall become effective as of the close of business on the date first above written, subject to the satisfaction of the conditions precedent that (a) the Managing Agents shall have received: (i) counterparts of this Agreement executed by each of the parties hereto, (ii) a Reaffirmation of Performance Undertaking in the form attached as Exhibit A, executed by Insight, and (iii) all fees and expenses required to be paid on the date hereof pursuant to the terms of the Fee Letters and (b) the Managing Agents shall have received for the ratable account of the Purchasers in their respective Purchaser Groups, all fees required to be paid on the date hereof pursuant to the Fourth Amended and Restated Fee Letter, dated as of July 1, 2010, by and among the Agent, PNC Bank, National Association and the Seller.

SECTION 3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants that (i) this Agreement constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealing; and (ii) after giving effect to this Agreement, the representations and warranties of each such party, respectively, set forth in Article V of the Receivables Purchase Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date. The Seller further represents and warrants that after giving effect to this Agreement, no event has occurred and is continuing that constitutes an Amortization Event or a Potential Amortization Event.
SECTION 4. Reference to and Effect on the Receivables Purchase Agreement.
4.1 Upon the effectiveness of this Agreement, (i) each reference in the Receivables Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be a reference to the Receivables Purchase Agreement, as amended hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Transaction Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.
4.2 Except as specifically amended hereby, the terms and conditions of the Receivables Purchase Agreement, of all other Transaction Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.
4.3 The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent, any Purchaser or any Managing Agent under the Receivables Purchase Agreement or any other Transaction Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.
SECTION 5. Costs and Expenses. The Seller agrees to pay on demand all reasonable costs and expenses of the Agent, the Managing Agents and the Purchasers in connection with the preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Managing Agents and the Purchasers with respect thereto and with respect to advising the Agent, the Managing Agents and the Purchasers as to their respective rights and responsibilities hereunder and thereunder.

SECTION 6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
SECTION 7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.
SECTION 8. Section Titles. The section titles contained in this Agreement are and shall be without substance, meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

INSIGHT RECEIVABLES, LLC
By:	Insight Receivables Holding, LLC, its Sole Member

By:	/s/ Helen Johnson
	Name:	Helen Johnson
	Title:	Treasurer

INSIGHT ENTERPRISES, INC.
By:	/s/ Helen Johnson
	Name:	Helen Johnson
	Title:	Treasurer
Signature Page to
Amendment No. 12 to Receivables Purchase Agreement

JUPITER SECURITIZATION COMPANY LLC (successor by merger to JS Siloed Trust), as a Conduit
By:	JPMorgan Chase Bank, N.A., its administrative trustee

By:	/s/ Joel C. Gedroic
	Name:	Joel C. Gedroic
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as a Financial Institution, as Agent and as a Managing Agent
By:	/s/ Joel C. Gedroic
	Name:	Joel C. Gedroic
	Title:	Executive Director
Signature Page to
Amendment No. 12 to Receivables Purchase Agreement

MARKET STREET FUNDING LLC, as a Conduit
By:	/s/ Doris J. Hearn
	Name:	Doris J. Hearn
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION as a Financial Institution and a Managing Agent
By:	/s/ Robin A. Reeher
	Name:	Robin A. Reeher
	Title:	Vice President

Exhibit A
REAFFIRMATION OF PERFORMANCE UNDERTAKING
Reference is hereby made to that certain Amended and Restated Performance Undertaking, dated as of September 3, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Undertaking”), executed by Insight Enterprises, Inc., a Delaware corporation (the “Performance Undertaker”), in favor of JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) (“JPMorgan”), as Agent (the “Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Undertaking.
The Performance Undertaker hereby:
(i) acknowledges receipt of that certain Amendment No. 4, dated as of the date hereof (the “Amendment”), to the Amended and Restated Receivables Sale Agreement, dated as of September 3, 2003, by and among Insight Direct USA, Inc., and Insight Public Sector, Inc., as Originators, and Insight Receivables, LLC, as Buyer;
(ii) reaffirms all of its obligations under the Undertaking in favor of the Agent, for the benefit of itself and the Purchasers; and
(iii) acknowledges and agrees that (A) the Undertaking remains in full force and effect notwithstanding the Amendment and (B) the Undertaking is hereby ratified and confirmed.
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Date: July 1, 2010

INSIGHT ENTERPRISES, INC.
By:
Name:
Title: